UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 31, 2007
Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Delphi Corporation (“Delphi” or the “Company”) disclosed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 that the Company, along with Delphi Trust I and Delphi Trust II (subsidiaries of Delphi that issued trust preferred securities), certain current and former directors of the Company, certain current and former officers and employees of the Company or its subsidiaries, and others are named as defendants in several lawsuits that were filed beginning in March 2005 following the Company’s announced intention to restate certain of its financial statements. The categories of lawsuits include: (i) class action lawsuits, brought by persons or entities who purchased or acquired publicly-traded Delphi securities during the period of March 7, 2000 through March 3, 2005 (the “Securities Actions”); (ii) class action lawsuits, brought by certain plaintiffs under the Employee Retirement Income Security Act (“ERISA”) on behalf of participants in certain of the Company’s and its subsidiaries defined contribution employee benefit pension plans that invested in Delphi common stock (the “ERISA Action”); (iii) lawsuits comprised of shareholder derivative actions against certain current and former directors and officers of the Company (the “Shareholder Derivative Actions”). On December 12, 2005, the Judicial Panel on Multidistrict Litigation entered an order transferring each of the Securities Actions, ERISA Action, and Shareholder Derivative Actions to consolidated proceedings (the “Multidistrict Litigation” or “MDL”) before the United States (“U.S.”) District Court for the Eastern District of Michigan (the “U.S. District Court”). As of June 30, 2007, the Company’s best estimate of liability for these matters was $340 million, excluding any insurance proceeds that may be recoverable under Delphi’s insurance policies.
On July 11, 2007, the U.S. District Court appointed the Honorable Layn R. Phillips, former United States District Judge, as a special master for settlement discussions. Through mediated settlement discussions, on August 31, 2007 representatives of Delphi, Delphi’s insurance carriers, its statutory committees in its chapter 11 proceeding, and certain other named defendants involved in the MDL proceedings, were able to reach an agreement with the lead plaintiffs in the Securities Actions (“Lead Plaintiffs”) and the ERISA Action plaintiffs (“ERISA Plaintiffs”) resulting in a $361 million settlement of the Multidistrict Litigation (the “MDL Settlements”).
On September 5, 2007 the U.S. District Court entered an order preliminarily certifying the class and approving the settlement and scheduled the matter for a fairness hearing on November 13, 2007. The U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) is expected to hear the Company’s motion for approval in late September. The following is a summary of the principal terms of the MDL Settlements as they relate to the Company and its affiliates and related parties and is qualified in its entirety by reference to the complete agreements to be submitted to the Bankruptcy Court for approval, attached as Exhibits 99(a), (b) and (c) to this report and incorporated herein by reference.
Under the terms of the MDL Settlements, the Lead Plaintiffs and the ERISA Plaintiffs will receive claims that will be satisfied through Delphi’s final plan of reorganization as confirmed by the Bankruptcy Court. The Lead Plaintiffs will be granted a single allowed claim in the face amount of $204 million, which will be satisfied by Delphi providing $204 million in consideration in the same form, ratio, and treatment as that which will be used to pay holders of general unsecured claims under its plan of reorganization. If an individual plaintiff opts out of the settlement reached with the Lead Plaintiffs and ultimately receives an allowed claim in Delphi’s chapter 11 cases, the amount received by the opt-out plaintiff will be deducted from the settlement reached with the Lead Plaintiffs. Delphi will object to any claims filed by opt out plaintiffs in the Bankruptcy Court, and will seek to have such claims expunged. The settlement with the ERISA Plaintiffs is structured similarly to the settlement reached with the Lead Plaintiffs. The ERISA Plaintiffs’ claim will be allowed in the amount of $24.5 million and will be satisfied with consideration in the same form, ratio, and treatment as used to pay holders of general unsecured claims under such plan of reorganization. Unlike the settlement reached with the Lead Plaintiffs, the ERISA Plaintiffs will not be able to opt out of their settlement.
In addition to the amounts to be provided by Delphi from the above described claims in its chapter 11 cases, the Lead Plaintiffs will also receive a distribution of insurance proceeds up to $89 million, including a portion of the remainder of any insurance proceeds that are not used by certain former officers and directors who are named defendants in various actions, and a distribution of $1.5 million from certain underwriters named as defendants in the Securities Actions. In addition, Delphi’s insurance carriers have also agreed to provide $20 million to fund any legal expenses incurred by certain of the former officer and director named defendants in defense of any future civil actions arising from the allegations raised in the securities cases. The ERISA Plaintiffs will also receive a distribution of insurance proceeds in the amount of $22.5 million. Settlement amounts from insurers and underwriters will be paid in cash on or before September 19, 2007. All amounts paid will be placed in escrow pending Bankruptcy Court approval. Delphi has separately agreed with a third-party for reimbursement of $15 million as consideration for the releases described below.

The MDL Settlements include a dismissal with prejudice of the ERISA and securities cases and a full release as to certain named defendants, including Delphi, Delphi’s current directors and officers, the former directors and officers who are named defendants, and certain of the third-party defendants. The Company also received a demand from a shareholder that the Company consider bringing a derivative action against certain current and former directors and officers premised on allegations that certain current and former directors and officers made materially false and misleading statements in violation of federal securities laws and/or of their fiduciary duties. The Company appointed a committee of the Board of Directors (the “Special Committee”) to evaluate the shareholder demand. As a component of the MDL Settlements, the Special Committee determined not to assert these claims; however, it has retained the right to assert the claims as affirmative defenses and set-offs against any action to collect on a proof of claim filed by those individuals named in the demand for derivative action should the Company determine that it is in its best interest to do so.
As a result of the MDL Settlements, Delphi expects to recognize a gain of approximately $126 million due to the recognition of insurance proceeds and other contributions as well as the adjustment to the previously recognized liability for the final settlement amount. Delphi’s net expense for this matter in 2007 is expected to be approximately $206 million, which is in addition to $8 million previously recorded.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility; the terms of any reorganization plan ultimately confirmed; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; the Company’s ability to satisfy the terms and conditions of the new Equity Purchase and Commitment Agreement; risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Item 1. Business “Potential Divestitures, Consolidations and Wind-Downs” of the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the U.S. Securities and Exchange Commission (the “SEC”)) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including the risk factors in Part I. Item 1A. Risk Factors, contained therein and the Company’s quarterly periodic reports for the subsequent periods, including the risk factors in Part II. Item 1A. Risk Factors, contained therein, filed with the SEC. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy cases to each of these constituencies. A plan of reorganization could result in holders of Delphi’s common stock receiving no distribution on account of their interest and cancellation of their interests. In addition, under certain conditions specified in the U.S. Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Delphi’s common stock or other equity interests or any claims relating to prepetition liabilities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits. The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99(a)	Stipulation and Agreement of Settlement With Certain Defendants — Securities Actions, dated August 31, 2007
99(b)	Stipulation and Agreement of Settlement With Certain Defendants — ERISA Actions, dated August 31, 2007
99(c)	Stipulation and Agreement of Insurance Settlement, dated August 31, 2007
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION
(Registrant)
Date: September 5, 2007
By: /s/ DAVID M. SHERBIN

David M. Sherbin,
Vice President, General Counsel
and Chief Compliance Officer